Exhibit 10.33

PROMISSORY NOTE

$2,044,150.00	June 3, 2024

FOR VALUE RECEIVED, the undersigned, Eagle Ridge Resources Inc., a Nevada corporation (the “Company”), promises to pay to ISAAC STERNHEIM (the “Payee”), the principal sum of Two Million Forty Four Thousand One Hundred and Fifty and 00/100 ($2,044,150.00) Dollars (the “Principal Amount”) upon the earlier of: (i) January 31, 2026; and (ii) within two business days of the receipt by the Company of any source of financing of the Company in excess of $10,000,000 (Ten Million and 00/100 Dollars) after the date hereof (the “Payment Date”).

In case one or more of the following events (each, an “Event of Default”) (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) shall have occurred and be continuing: (i) default in the payment, when due or declared due, of the Principal Amount; (ii) Company makes a general assignment for the benefit of creditors; or, in the absence of such application, consent, acquiescence or action, a trustee, receiver or other custodian is appointed for Company; or for a substantial part of the property of Company; or any bankruptcy, reorganization, debt arrangement or other proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding, is authorized or instituted by, or instituted against, Company; or any warrant of attachment or similar legal process is issued against any substantial part of the property of Company; (iii) any representation or warranty made by Company under this Note shall be untrue or misleading in any material respect when made; or (iv) Company shall have breached any of its covenants and agreements hereunder, then, in each case where an Event of Default occurs, the Payee, by notice in writing to Company shall inform Company of such Event of Default and if such default is not cured within five (5) days from the date such notice is received by Company, then Payee, may, at its option, declare the outstanding Principal Amount to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable.

This Note shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the Company and Payee.

All notices, requests, claims, demands and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given if delivered in person, overnight courier prepaid, or mailed by prepaid first class registered or certified mail, postage prepaid, return receipt requested to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance hereof):

(a) If to the Company:

Eagle Ridge Resources Inc.

Attn: Lipi Sternheim

(b) If to Payee:

Isaac Sternheim

All such notices, requests and other communications will (i) if delivered personally to the address as provided herein, be deemed given upon delivery, (ii) if delivered by overnight courier to the address as provided herein, be deemed given on the earlier of the first business day following the date sent by such overnight courier or upon receipt or (iii) if delivered by mail in the manner described above to the address provided herein, be deemed given on the earlier of the third business day following mailing or upon receipt.

This Note is to be governed by and construed in accordance with the laws of the State of New York. In any action brought under or arising out of this Note, the Company hereby consents to the in person jurisdiction of any state or federal court sitting in New York, New York, waives any claim or defense that such forum is not convenient or proper, and consents to service of process by any means authorized by New York law.

Company hereby waives presentment, demand for payment, protest, and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note and authorizes Payee, without notice or further consent, to grant extensions of time in the payment of any monies under this Note, and to waive compliance of any provision of this Note.

In the event of a default in the payment of this Note, Company shall pay Payee's reasonable costs and expenses of collection, including attorneys’ fees and costs.

IN WITNESS WHEREOF, the undersigned has duly executed this Note on the date first set forth above.

Eagle Ridge Resources, Inc.

By:
Name:	L Sternheim
Title:	Director